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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MAY 31, 1994


                         LEHMAN BROTHERS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

         1-9466                                    13-3216325
(COMMISSION FILE NUMBER)          (IRS EMPLOYER IDENTIFICATION NO.)


3 WORLD FINANCIAL CENTER
NEW YORK, NEW YORK                         10285
(ADDRESS OF PRINCIPAL                      (ZIP CODE)
EXECUTIVE OFFICES)

                    REGISTRANT'S TELEPHONE NUMBER, INCLUDING
                           AREA CODE: (212) 526-7000

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ITEM 5.

         On May 31, 1994, Lehman Brothers Holdings Inc. ("Lehman Brothers") began "regular-way" trading on the New York Stock Exchange under the symbol "LEH" as the result of the completion of the distribution (the "Distribution") by American Express Company ("American Express") of a special dividend to its shareholders of record on May 20, 1994 (the "Record Date"), of all of the common stock, par value $.10 per share (the "Common Stock"), held by American Express on May 31, 1994. In connection with the Distribution, shareholders of American Express received one-fifth of one share of Common Stock for every one American Express common share held on the Record Date.

         Prior to the Distribution, Lehman Brothers effected a 0.3178313 for 1 reverse stock split (the "Reverse Stock Split"). The calculation of the ratio for the Reverse Stock Split was based upon the number of American Express common shares outstanding on the Record Date. Also prior to the Distribution:
(i) American Express sold 441,251 shares of Common Stock to certain executive officers of Lehman Brothers for an aggregate purchase of approximately $11.3 million, or approximately $25.55 per share; (ii) Lehman Brothers sold (a) 35,379,920 shares of Common Stock to American Express for an aggregate purchase price of approximately $903.8 million, or approximately $25.55 per share, (b) 3,490,094 shares of Common Stock to Nippon Life Insurance Company ("Nippon Life") for approximately $89.2 million, or approximately $25.55 per share, (c) 8,000,000 shares of its Cumulative Voting Preferred Stock (which stock has a dividend rate of 8.44% per annum) (the "Cumulative Preferred Stock") to American Express for an aggregate purchase price of $200 million and (d) 928 and 72 shares of its Redeemable Voting Preferred Stock (the"Redeemable Preferred Stock") for $1.00 per share to American Express and Nippon Life, respectively (the Cumulative Preferred Stock and the Redeemable Preferred Stock collectively, the "Preferred Stock"); and (iii) Lehman Brothers issued (a) 3,366,677 shares of Common Stock upon conversion of all of the outstanding phantom equity interests held by certain key employees of Lehman Brothers and its subsidiaries and (b) 9,786,006 shares of Common Stock to American Express in exchange for $250 million of Money Market Preferred Stock of Lehman Brothers held by American Express.

         As a result of the Reverse Stock Split, the transactions described above and certain other related transactions, Lehman Brothers has 105,605,669 shares of Common Stock outstanding. American Express owns no Common Stock, but holds Preferred Stock which provides it with voting rights for approximately 2.9% of the outstanding voting securities of Lehman Brothers. American Express has agreed that so long as it or any of its subsidiaries is the holder of any of the Preferred Stock, such shares will be voted for and against any proposal or matter submitted to a vote of the holders of voting securities of Lehman Brothers in the same proportion as the votes cast by the holders of the Common Stock. Nippon Life, through its ownership of the Redeemable Preferred Stock, the Cumulative Convertible Voting Preferred Stock, Series A of Lehman Brothers and a warrant to purchase Common Stock holds securities which on a fully diluted basis provide it with voting rights for approximately 11.2% of the outstanding voting securities of Lehman Brothers.

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                                   SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          LEHMAN BROTHERS HOLDINGS INC.




                                          By:   /s/ Stephen J. Bier
                                                ------------------------------
                                                  Stephen J. Bier
                                                  Controller
                                                  (Principal Accounting Officer)



DATE:  JUNE 7, 1994





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